Exhibit 23.1

BRAVERMAN INTERNATIONAL, P.C.

1255 McDonald Drive

Prescott, AZ 86303

928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated November 16, 2007, on the Financial Statements of Biodiesel of America as of October 31, 2007 and for the period then ended in the accompanying Form SB-2.

We also consent to the reference to us under the heading “Experts” in this Form SB-2.

/s/ Braverman International, P.C

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Braverman International, P.C.

Prescott, AZ

November 21, 2007